Exhibit 32.1

Section 1350 Certification

by Paul W. Jennings

In connection with the Quarterly Report on Form 10-Q of Octel Corp. (the “Company”) for the period ended March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Paul W Jennings, Acting Chief Executive Officer, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ PAUL W. JENNINGS
Paul W. Jennings
Acting Chief Executive Officer, Executive Vice President and Chief Financial Officer

May 5, 2005